EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-39777 and 333-39779) pertaining to the 1996 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan and in the Registration Statement (Form S-4 No. 333-53421) and related Prospectus, of our report dated July 17, 1998 with respect to the consolidated financial statements and schedule of Arterial Vascular Engineering, Inc., included in the Annual Report, as amended for the year ended June 30, 1998.


                                             ERNST & YOUNG LLP


Palo Alto, California
November 6, 1998